Exhibit 10.2

AMENDMENT

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

OF

WINVEST ACQUISITION CORP.

This Amendment No. 5 (this “Amendment”), dated as of June 16, 2025, to the Trust Agreement (as defined below), is made by and between WinVest Acquisition Corp, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as trustee (the “Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of September 14, 2021 (as amended, the “Trust Agreement”);

WHEREAS, $116,150,000 was placed in the Trust Account from the IPO and sale of Private Warrants;

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, Section 1(j) of the Trust Agreement provides for the extension of the Applicable Deadline upon receipt of an Extension Letter in a form substantially similar to that attached thereto as Exhibit D;

WHEREAS, Section 7(c) of the Trust Agreement provides that Section 1(i) of the Trust Agreement may only be amended with the approval of the holders of at least a majority of the outstanding shares of Common Stock;

WHEREAS, the Company and the Trustee previously effected a first amendment to the Trust Agreement on June 16, 2023, following the approval of such amendment by the requisite holders of the Company’s Common Stock;

WHEREAS, the Company and the Trustee previously effected a second amendment to the Trust Agreement on December 14, 2023, following the approval of such amendment by the requisite holders of the Company’s Common Stock;

WHEREAS, the Company and the Trustee previously effected a third amendment to the Trust Agreement on June 13, 2024, following the approval of such amendment by the requisite holders of the Company’s Common Stock;

WHEREAS, the Company and the Trustee previously effected a fourth amendment to the Trust Agreement on December 10, 2024, following the approval of such amendment by the requisite holders of the Company’s Common Stock;

WHEREAS, at a special meeting of stockholders held on June 16, 2025, the Company obtained the approval of the holders of at least a majority of the outstanding shares of Common Stock to effect this Amendment; and

WHEREAS, each of the Company and Trustee desire to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendment to Trust Agreement.

1.1	Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

(i)	Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chairman of the Board or Chief Executive Officer and Chief Financial Officer or other authorized officer of the Company, and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by the Representative, complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; or (y) July 17, 2025 (the “Applicable Deadline”), provided, however, that the board of directors of the Company, in its discretion, upon written notice to the Trustee, may extend the Applicable Deadline by up to one month each time on up to two occasions, for up to an additional two months, but in no event to a date later than September 17, 2025 (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date, the next date upon which the Office of the Delaware Division of Corporations shall be open), if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders as of the Applicable Deadline;

1.2	Exhibit D of the Trust Agreement is hereby amended and restated in its entirety as follows:

EXHIBIT D

[Date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Francis Wolf and Celeste Gonzalez

Re:	Trust Account – Extension Letter

Ladies and Gentlemen:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between WinVest Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, dated as of September 14, 2021, as amended (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional one (1) month, from _______________ to _______________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to the Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $30,000, which will be wired to you, into the Trust Account investments upon receipt.

This is the _____ of up to two Extension Letters.

Very truly yours,

WINVEST ACQUISITION CORP.

By:
Name:
Title:

cc: Chardan Capital Markets, LLC

2.1.	Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2.	Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3.	Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4.	Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

WINVEST ACQUISITION CORP.

By:	/s/ Manish Jhunjhunwala
Name:	Manish Jhunjhunwala
Title:	Chief Executive Officer

[Signature Page to Amendment No. 5 to Investment Management Trust Agreement]